Exhibit 23(a)


                    CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of City Holding Company for the registration of up to 918,400 shares of its common stock and to the use of our report dated January 20, 1995, included herein, with respect to the Consolidated Financial Statements of City Holding Company.


                                              /s/ Ernst & Young LLP


Charleston, West Virginia
April 14, 1995